As filed with the Securities and Exchange Commission on November 4, 1999.
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                           _________________________

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                           _________________________

                               OFFICE DEPOT, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                      59-2663954
   (State or Other Jurisdiction of                       (I.R.S. Employer
    Incorporation or Organization)                       Identification No.)

                            2200 Old Germantown Road
                           Delray Beach, Florida 33445
                    (Address of Principal Executive Offices)

                          VIKING DIRECT SAVINGS RELATED
                               SHARE OPTION SCHEME
                            (Full Title of the Plan)


               David C. Fannin                              Telephone number,
       Senior Vice President, General                     including area code,
        Counsel & Corporate Secretary                     of agent for service:
           2200 Old Germantown Road                          (561) 438-4800
        Delray Beach, Florida  33445
   (Name and Address of Agent For Service)

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                    Proposed        Proposed
   Title of                          Maximum         Maximum
  Securities        Amount          Offering        Aggregate        Amount of
     to be           to be            Price         Offering       Registration
   Registered      Registered(1)    Per Share(2)     Price(2)          Fee

--------------------------------------------------------------------------------
Common Stock,
  par value $0.01
  per share        272,313 Shares     $ 7.8355     $ 2,133,709.00     $ 594.00

--------------------------------------------------------------------------------
(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan becomes operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securites Act of 1933 on the basis of the price at which the shares may be purchased.

     The purpose of this Registration Statement is to reflect the additional registration of 272,313 shares of Common Stock of the Registrant to be issued pursuant to the Viking Direct Savings Related Share Option
                                     Scheme.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 filed by Office Depot, Inc. (the "Company") (File No.333-68081) with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference.

                  The following documents, are also incorporated by reference:

                  (1) The Annual Report of the Company on Form 10-K for the year ended December 26, 1998.

                  (2) The Quarterly Reports of the Company on Forms 10-Q for the quarters ended March 27, 1999 and June 26, 1999.

                  (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

                  The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  None.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  Section 145 of the Delaware General Corporation Law and the Amended and Restated By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

                  The Company's Restated Certificate of Incorporation, as amended, contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its stockholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining any improper personal benefit.

                  The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on the 3rd day of November, 1999.

                                         OFFICE DEPOT, INC.


                                         By:  /s/ David C. Fannin

                                         ---------------------------------------
                                         David C. Fannin, Senior Vice-President,
                                         General Counsel & Corporate Secretary



                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Office Depot, Inc., hereby severally constitute David I. Fuente and David C. Fannin and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Office Depot, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 3rd day of November, 1999.

               Signature                             Title
               ---------                             -----


/s/ David I. Fuente                    Chairman of the Board and Chief Executive
            David I. Fuente            Officer (Principal Executive Officer)


/s/ M. Bruce Nelson                    Corporate Executive Officer and Director
            M. Bruce Nelson

/s/ Barry J. Goldstein                 Executive Vice President - Finance, Chief
            Barry J. Goldstein         Financial Officer and Treasurer
                                       (Principal Financial Officer)


/s/ Charles E. Brown                   Senior Vice President - Finance and
            Charles E. Brown           Controller (Principal Accounting Officer)


Lee A. Ault, III                       Director
            Lee A. Ault, III


/s/ Neil A. Austrian                   Director
            Neil A. Austrian


/s/ Cynthia R. Cohen                   Director
            Cynthia R. Cohen


/s/ W. Scott Hedrick                   Director
            W. Scott Hedrick


/s/ Irwin Helford                       Director
            Irwin Helford


/s/ James L. Heskett                   Director
            James L. Heskett


/s/ Michael J. Myers                   Director
            Michael J. Myers


/s/ Frank P. Scruggs, Jr.              Director
            Frank P. Scruggs, Jr.


/s/ Peter J. Solomon                   Director
            Peter J. Solomon


                                  EXHIBIT INDEX

Exhibit Number                 Description
--------------                 -----------

      5*             Opinion (including consent) of McDermott, Will & Emery.

     23.1*           Consent of Deloitte & Touche LLP.

     23.2*           Consent of McDermott, Will & Emery (included in Exhibit 5).

      24*            Power of Attorney (included on signature page).


*Filed herewith.